                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934
                Date of Report (Date of earliest event reported)
                               December 22, 1997
                               (December 8, 1997)

                       Clear Channel Communications, Inc.
             (Exact name of registrant as specified in its charter)

                                     Texas
                            (State of Incorporation)

         1-9645                                           74-1787536
(Commission File Number)                    (I.R.S. Employer Identification No.)

                          200 Concord Plaza, Suite 600
                            San Antonio, Texas 78216
                                 (210) 822-2828
         (Address and telephone number of principal executive offices)

                       Clear Channel Communications, Inc.
                                    Form 8-K

Item 2.(a)

On December 8, 1997, Clear Channel Communications, Inc. (the "Company" or "Registrant") acquired, by purchase, substantially all of the assets of 43 of Paxson Communications Corporation ("Paxson") radio stations in Florida and Tennessee, six radio news and sports networks and approximately 350 advertising display faces (collectively referred to as "Paxson Radio"). Paxson is not an affiliate of the Registrant.

The assets acquired consist of items of broadcasting and technical equipment utilized in the transmission of radio signals, Federal Communications Commission licenses, real property serving as the site for broadcasting towers and outdoor advertising display faces, and other items of personal property associated with the continuing operations of the broadcast and outdoor advertising facilities. In addition, the accounts receivable and other assets existing as of the acquisition date pertaining to the operations were acquired.

The purchase price was determined based upon an arms-length negotiation considering the potential cash flows to be generated by the assets acquired, consideration of the markets in which the assets are located, management, personnel, and the overall operation of the facilities as a going concern. As consideration for the assets acquired, the Company paid cash of approximately $629 million.

Sources of funds utilized in completing this acquisition were provided by the Company's revolving long-term line of credit facility by and between NationsBank of Texas, N.A., as agent, the Registrant and the banks named therein.

Item 2.(b)

The assets acquired by the registrant's subsidiary were utilized by Paxson Radio for the purpose of radio broadcasting and outdoor advertising. The registrant intends to continue such use.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business acquired:

PAXSON RADIO
(A DIVISION OF PAXSON COMMUNICATIONS CORPORATION)
COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1996


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
of Paxson Communications Corporation:

In our opinion, the accompanying combined balance sheets and the related combined statements of operations and divisional equity and of cash flows present fairly, in all material respects, the financial position of Paxson Radio (a division of Paxson Communications Corporation) at December 31, 1996, and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the management of Paxson Communications Corporation; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



/s/  Price Waterhouse LLP
-------------------------
PRICE WATERHOUSE LLP

Fort Lauderdale, Florida
November 3, 1997

PAXSON RADIO
(A DIVISION OF PAXSON COMMUNICATIONS CORPORATION)

COMBINED BALANCE SHEET
FOR THE YEAR ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------

ASSETS

Current assets:
   Accounts receivable, less allowance for doubtful accounts of $632,377      $ 20,380,361
   Prepaid expenses and other current assets                                       938,676
                                                                              ------------

      Total current assets                                                      21,319,037

Property and equipment, net                                                     43,561,165
Intangible assets, net                                                         100,006,662
Investments in broadcast properties                                              4,985,141
Other assets                                                                     8,631,188
                                                                              ------------

   Total assets                                                               $178,503,193
                                                                              ------------

LIABILITIES AND DIVISIONAL EQUITY

Current liabilities:
   Accounts payable and accrued liabilities                                   $  5,065,524
   Accrued interest                                                                470,504
   Current portion of long-term debt                                                35,421
   Payable to PCC                                                               18,285,696
                                                                              ------------

      Total current liabilities                                                 23,857,145

Long-term debt                                                                     149,083
Payable to PCC                                                                  16,023,845
Divisional equity                                                              138,473,120

Commitments and contingencies (Note 14)                                                 --
                                                                              ------------

   Total liabilities and divisional equity                                    $178,503,193
                                                                              ============



                         The accompanying notes are an
                 integral part of these financial statements.

PAXSON RADIO
(A DIVISION OF PAXSON COMMUNICATIONS CORPORATION)

COMBINED STATEMENT OF OPERATIONS AND DIVISIONAL EQUITY
FOR THE YEAR ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------



Revenues:
   Advertising revenue                                             $  76,499,099
   Retail and other                                                    2,161,527
   Trade and barter                                                    3,049,384
                                                                   -------------
Total revenues                                                        81,710,010
                                                                   -------------

Operating expenses:
   Direct                                                             22,505,353
   Programming                                                        12,303,062
   Sales and promotion                                                 7,790,144
   Technical                                                           3,037,456
   General and administrative                                         11,489,037
   Trade and barter                                                    3,136,312
   Time brokerage agreement fees                                       3,695,537
   Sports rights fees                                                  3,676,410
   Option plan compensation                                            1,782,075
   Depreciation and amortization                                      10,203,421
   Corporate overhead allocation                                       5,154,739
                                                                   -------------
Total operating expenses                                              84,773,546
                                                                   -------------

Operating loss                                                        (3,063,536)

Other income (expense):
   Interest expense                                                   (1,998,541)
   Interest income                                                       123,373
   Other income, net                                                      40,101
                                                                   -------------
Net loss                                                              (4,898,603)

Divisional equity, beginning of year                                  41,888,768
Contributions of capital by Paxson Communications Corporation        101,482,955
                                                                   -------------

Divisional equity, end of year                                     $ 138,473,120
                                                                   =============

                         The accompanying notes are an
                 integral part of these financial statements.

PAXSON RADIO
(A DIVISION OF PAXSON COMMUNICATIONS CORPORATION)

COMBINED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------


Cash flows from operating activities:
   Net loss                                                          $  (4,898,603)
   Adjustments to reconcile net loss to net cash
      provided by operating activities:
      Depreciation and amortization                                     10,203,421
      Option plan compensation                                           1,782,075
      Provision for doubtful accounts                                      666,148
      Gain on sale or disposal of assets                                  (101,377)
      Changes in assets and liabilities:
        Increase in accounts receivable                                (10,019,919)
        Increase in prepaid expenses and other
          current assets                                                  (342,031)
        Increase in other assets                                           (27,047)
        Increase in accounts payable and
          accrued liabilities                                            2,203,480
        Increase in payable to PCC                                      11,889,333
                                                                     -------------
          Net cash provided by operating activities                     11,355,480
                                                                     -------------

Cash flows from investing activities:
   Acquisitions of broadcasting and billboard properties               (92,596,440)
   Increase in investments in broadcast properties                      (4,985,141)
   Deposits on broadcasting properties                                  (7,850,000)
   Purchases of property and equipment                                  (5,774,653)
   Proceeds from sale of assets                                            150,075
                                                                     -------------
      Net cash used in investing activities                           (111,056,159)
                                                                     -------------

Cash flows from financing activities:
   Contributions of capital by PCC, excluding effect of
      stock option compensation                                         99,700,880
   Proceeds from issuance of long-term debt                                 18,495
   Repayments of long-term debt                                            (18,696)
                                                                     -------------
      Net cash provided by financing activities                         99,700,679
                                                                     -------------

(Decrease) increase in cash and cash equivalents                                --

Cash and cash equivalents, beginning of year                         $          --
                                                                     =============
Cash and cash equivalents, end of year                               $          --
                                                                     =============
Supplemental disclosures of cash flow information:
   Cash paid for interest                                            $   1,906,945
                                                                     =============
Non-cash operating and financing activities:
   Accretion of discount on notes payable to PCC                     $      19,355
                                                                     =============
   Issuance of PCC common stock in connection with acquisitions      $   1,535,106
                                                                     =============
   Trade and barter revenue                                          $   3,049,384
                                                                     =============
   Trade and barter expense                                          $   3,136,312
                                                                     =============



                     The accompanying notes are an integral
                      part of these financial statements.

PAXSON RADIO
(A DIVISION OF PAXSON COMMUNICATIONS CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1996
--------------------------------------------------------------------------------



1.    ORGANIZATION, PRINCIPAL BUSINESS ACTIVITIES AND BASIS OF PRESENTATION

      Organization and Principal Business Activities

      Paxson Radio (a division of Paxson Communications Corporation) is primarily engaged in the operation of radio broadcasting stations, radio news and sports networks and billboard advertising. At December 1996, Paxson Radio consisted of 36 owned and 2 time brokered radio stations, 6 radio networks and 291 billboard faces, owned and operated by Paxson Communications Corporation ("PCC").

      Basis of Presentation

      Pursuant to the Asset Purchase Agreements dated August 25, 1997 by and among Clear Channel Metroplex, Inc., Clear Channel Metroplex Licenses, Inc., Clear Channel Communications, Inc. (collectively, "Clear Channel") and PCC and L. Paxson, Inc., Clear Channel agreed to purchase certain assets of PCC's radio business segment. The accompanying financial statements include the assets, liabilities, revenues and expenses relating to those assets to be purchased by Clear Channel from PCC (see
      Note 15).

      The statement of operations and divisional equity includes all revenues and expenses directly attributable to Paxson Radio, including expenses for facilities, functions and services used by Paxson Radio at shared sites and costs for certain functions and services performed by the PCC corporate office. The statement of operations and divisional equity also includes allocations of costs for administrative functions and services performed on behalf of Paxson Radio by PCC as well as PCC general corporate expense. These costs have been allocated based upon estimates of the proportion of time spent by PCC management in connection with Paxson Radio matters.

      Management believes the statement of operations and divisional equity includes a reasonable allocation of costs incurred by PCC which benefit Paxson Radio. Accordingly, the financial information included herein is not necessarily indicative of the results that would have been reported if Paxson Radio had operated as a separate unaffiliated entity.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

      Cash and Cash Equivalents

      Paxson Radio participates in PCC's centralized cash management system. Under such system, Paxson Radio's cash funding requirements are met by PCC and all cash generated by Paxson Radio is transferred to PCC. At December 31, 1996, the net balance as a result of these transactions was recorded as due to PCC in the accompanying combined balance sheet.

PAXSON RADIO
(A DIVISION OF PAXSON COMMUNICATIONS CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1996
--------------------------------------------------------------------------------

      Property and Equipment

      Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated using the straight line method over their estimated useful lives as follows (see Note 5):



     Broadcasting towers and equipment                    6-13 years
     Office furniture and equipment                       6-10 years
     Buildings, billboards and building improvements      15-40 years
     Leasehold improvements                               Term of lease
     Vehicles and other                                   5 years

      Maintenance, repairs, and minor replacements of these items are charged to expense as incurred.

      Intangible Assets

      The excess of cost over the fair value of acquired net assets has been recorded as goodwill. Intangible assets are being amortized using the straight line method over their estimated useful lives as follows (see
      Note 6):



          FCC licenses                             25 years
          Goodwill                                 25 years
          Covenants not to compete                 Generally 3 years
          Favorable lease and other contracts      Contract term



      Investments in Broadcast Properties

      Investments in broadcast properties represent primarily Paxson Radio's financing of the acquisition by a third party of land on which Paxson Radio was granted easement rights for the placement of billboards. Additionally, investments in broadcast properties include an amount due from a related party in connection with such entity's acquisition of a radio station (see Notes 4 and 8).

      Other Assets

      Loan origination costs are stated at cost and are amortized to interest expense over the life of the loan or agreement using the effective interest method. Escrow funds represent funds held in escrow on acquisitions pending FCC approval (see Note 7).

      Long-Lived Assets

      Management reviews long-lived assets, identifiable intangibles and goodwill based on estimated undiscounted future cash flows and reserves for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be fully recoverable.

PAXSON RADIO
(A DIVISION OF PAXSON COMMUNICATIONS CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1996
--------------------------------------------------------------------------------


      Revenue Recognition

      Revenue is recognized as advertising air time is broadcast.

      Trade and Barter Agreements

      Paxson Radio enters into trade and barter agreements which give rise to sales of advertising air time in exchange for products, services and programming. Sales from trade and barter agreements are recognized at the fair market value of products, services or programs received as the related advertising air time is broadcast. Products, services and programs received are expensed when used or when programs are broadcast. If Paxson Radio uses trade products or services before advertising air time is provided, a trade liability is recognized. At times, Paxson Radio trades air time for property and equipment.

      Time Brokerage Agreements

      Paxson Radio operates certain stations under time brokerage agreements ("TBA") whereby Paxson Radio has agreed to purchase from the broadcast station licensee certain broadcast time on the station and to provide programming to and sell advertising on the station during the purchased time. Accordingly, Paxson Radio receives all the revenue derived from the advertising sold during the purchased time, pays certain expenses of the station and performs other functions. The broadcast station licensee retains responsibility for ultimate control of the station in accordance with FCC policies. At December 31, 1996, Paxson Radio operated 2 stations under TBAs which expired in January 1997 upon purchase of the stations (see Note 15).

      Stock Based Compensation

      Certain employees of Paxson Radio participate in the Paxson Communications Corporation employee stock option plans. Paxson Radio accounts for compensation expense under these plans using the intrinsic value method. Paxson Radio has adopted the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" (see Note 12).

      Income Taxes

      Paxson Radio's operating results have been included in the consolidated tax return filed by Paxson Communications Corporation.

      For purposes of the accompanying financial statements, Paxson Radio's tax accounts have been prepared on a separate company basis using the asset and liability method to account for income taxes. Under this method, deferred tax assets and liabilities are recorded based on the expected future tax consequences of carryforwards and temporary differences between the carrying amounts and the tax bases of assets and liabilities. An allowance is recorded, based upon currently available information, when it is more likely than not that any or all of a deferred tax asset will not be realized.

PAXSON RADIO
(A DIVISION OF PAXSON COMMUNICATIONS CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1996
--------------------------------------------------------------------------------


      Use of Estimates

      The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.    ACQUISITIONS:

      Acquisitions

      During 1996, Paxson Radio acquired the assets of certain broadcast properties including:


                                                                                          ACQUISITION/
         ACQUISITION/TBA              STATION/                                            INVESTMENT
              DATE                    NETWORK                      MARKET                   AMOUNT
         ---------------         -----------------              ----------------         -------------
         October 1996            WIOD-AM                        Miami, FL                $  13,000,000

         October 1996/           WSHE-FM                        Orlando, FL                 22,000,000
         May 1996                (formerly WDIZ-FM)

         September 1996          WSNI-FM                        Tallahassee, FL             21,300,000 (2)
                                 WPAP-FM                        Panama City, FL
                                 WPBH-FM                        Panama City, FL

         August 1996             WHUB-FM                        Cookeville, TN               3,800,000
                                 WHUB-AM                        Cookeville, TN

         June 1996               WFSJ-FM                        Jacksonville, FL             5,000,000

         June 1996               WTKS-FM (1)                    Orlando, FL                          -

         May 1996                WPLL-FM                        Miami, FL                            -
                                 (formerly WSHE-FM)(1)


         (1) Operated pursuant to a TBA at December 31, 1996. The acquisitions of WTKS-FM and WPLL-FM closed during January 1997 for consideration of $25,000,000 and $55,263,000, respectively.

         (2) Represents the purchase price for a total of nine stations purchased. Paxson Radio also acquired other broadcast properties during 1996. During 1996, such acquisitions consisted of ten radio stations for total consideration of approximately $6,850,000.

              During 1996, Paxson Radio purchased the assets of three billboard companies for total consideration of approximately $21,000,000.

PAXSON RADIO
(A DIVISION OF PAXSON COMMUNICATIONS CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1996
--------------------------------------------------------------------------------


      All of the previously described acquisitions have been accounted for using the purchase method of accounting. Goodwill recorded in connection with such transactions (approximately $5,847,000 in 1996) will be amortized over a period of 25 years. The financial results of TBA operated stations have been included in Paxson Radio's statement of operations since the respective date of commencement of the TBA.

      Pro Forma (unaudited):

      Paxson Radio's results of operations for the years ended December 31, 1996 include the results of operations for acquisitions and investments in broadcast properties from their respective dates of commencement. The following unaudited pro forma statement of operations data gives effect to the previously enumerated acquisitions since January 1, 1996 as if they had occurred on January 1, 1996. In addition, depreciation and amortization has been increased each period to reflect the initial purchase price allocation on all acquisitions and investments (whether businesses or assets).


                                         PRO FORMA
                                          FOR THE
                                         YEAR ENDED
                                         DECEMBER 31,
                                            1996

             Revenues                     $92,498,000
                                          -----------
             Operating loss               $(7,459,000)
                                          -----------
             Net loss                     $(9,997,000)
                                          -----------

4.    CERTAIN TRANSACTIONS:

      Paxson Radio has entered into certain operating and financing transactions with related parties as described below.

      Todd Communications, Inc.

      During June 1996, Paxson Radio acquired Todd Communications, a company beneficially owned by family members of the majority shareholder of PCC, for aggregate consideration of $5,000,000, consisting of the cancellation of a note held by PCC in the principal amount of $1,822,000, assumption and immediate repayment by Paxson Radio of a note payable to PCC's majority shareholder in the principal amount of $1,643,000 and the issuance of shares of Class A Common Stock valued at approximately $1,535,000 to the shareholders of Todd Communications.

      DP Media, Inc.

      In connection with the acquisition by DP Media, Inc. (DP Media) of WEBZ-FM (formerly WMTO-FM), during September 1996, Paxson Radio agreed to loan up to $750,000 to DP Media, a company beneficially owned by a family member of the majority shareholder of PCC. The loan bears interest at the rate of 10%, requires monthly principal and interest payments and matures in November 2003. The loan is secured by the assets of DP Media. At December 31, 1996, the outstanding balance on this loan was approximately $525,000 and is included in investment in broadcast properties.

PAXSON RADIO
(A DIVISION OF PAXSON COMMUNICATIONS CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1996
--------------------------------------------------------------------------------


      In 1996, Paxson Radio entered into a five-year agreement with DP Media under which Paxson Radio agreed to pay a net minimum monthly fee of $22,000 for all of the thirty and sixty second spot time of WEBZ-FM. The agreement is cancellable upon six months written notice by either party.

5.     PROPERTY AND EQUIPMENT:

       Property and equipment consist of the following:


                                                                                  1996

          Broadcasting towers and equipment                                   $34,395,200
          Office furniture and equipment                                        6,003,749
          Buildings, billboards and leasehold improvements                      9,960,713
          Land and land improvements                                            8,677,936
          Vehicles and other                                                    2,512,064
                                                                              -----------
                                                                               61,549,662
          Accumulated depreciation                                            (17,988,497)
                                                                              -----------
          Property and equipment, net                                         $43,561,165
                                                                              -----------

      Depreciation expense aggregated $4,951,256 for the year ended December 31, 1996.

PAXSON RADIO
(A DIVISION OF PAXSON COMMUNICATIONS CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1996
--------------------------------------------------------------------------------


6.    INTANGIBLE ASSETS:

      Intangible assets consist of the following:


                                                                        1996

          FCC licenses                                           $  74,755,120
          Goodwill                                                  29,010,940
          Covenants not to compete                                  12,261,375
          Favorable lease and other contracts                        8,162,248
          Other intangible assets                                    1,447,034
                                                                 -------------
                                                                   125,636,717
          Accumulated amortization                                 (25,630,055)
                                                                 -------------
          Intangible assets, net                                 $ 100,006,662
                                                                 -------------

      Amortization expense related to intangible assets aggregated $5,252,165 for the year ended December 31, 1996.

7.    OTHER ASSETS

      Other assets consist of the following:


                                                                     1996

          Loan origination costs                                  $  509,419
          Escrow funds for station acquisitions                    7,850,000
          Deposits on building and equipment                         242,878
          Other                                                       28,891
                                                                  ----------
              Other assets                                        $8,631,188
                                                                  ----------

      During 1996, Paxson Radio recorded amortization of loan origination costs of $72,773 and classified such amortization as interest expense.

PAXSON RADIO
(A DIVISION OF PAXSON COMMUNICATIONS CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1996
--------------------------------------------------------------------------------


8.    INVESTMENTS IN BROADCAST PROPERTIES:

      Investments in broadcast properties represent primarily Paxson Radio's financing of broadcasting and other asset acquisitions by third parties. In October 1996, Paxson Radio financed the acquisition by a third party of 48 acres of land through a $4,500,000 secured loan which matures in April 1998. In connection with such financing, Paxson Radio was granted an option to acquire easements on such property to construct eighteen billboard faces in exchange for $1,500,000 which is payable through the forgiveness of an equivalent principal amount of the loan. At December 31, 1996, the balance of $4,460,000 of this secured loan is recorded as an investment in broadcast properties (see Note 4).

9.    LONG-TERM DEBT:

      Long-term debt consists of the following:


                                                                                                   1996
          Auto loan payable, interest at 7.75% per annum, principal and interest payment of $440 due monthly through
          March 2000, repaid in full in 1997                                                     $  16,726

          Mortgage note payable, interest at 10% per annum, principal and interest payment of $3,000 due monthly through April 1999, remaining balance due
          April 1999                                                                               167,778
                                                                                                 ---------
                                                                                                   184,504
          Less current portion                                                                     (35,421)
                                                                                                 ---------
                                                                                                 $ 149,083
                                                                                                 ---------


          Aggregate maturities of long-term debt at December 31, 1996 are as follows:

               1997                                                                              $  35,421
               1998                                                                                 22,819
               1999                                                                                126,264
                                                                                                 ---------

                                                                                                 $ 184,504
                                                                                                 ---------

PAXSON RADIO
(A DIVISION OF PAXSON COMMUNICATIONS CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1996
--------------------------------------------------------------------------------


10.   PAYABLE TO PCC:

      Paxson Radio's liability to PCC is comprised of the following at December 31, 1996:


          Current account balance                         $ 18,285,696
          Notes payable                                     16,023,845
                                                          ------------
                                                            34,309,541
                Less:  current portion                     (18,285,696)
                                                          ------------

                                                          $ 16,023,845
                                                          ------------



      Paxson Radio's current account balance with PCC reflects its participation in PCC's centralized cash management system as well as the payment by PCC of certain expenses attributable to Paxson Radio and the allocation of a portion of PCC's corporate overhead to Paxson Radio.

      During September 1995, PCC issued certain senior subordinated notes. A portion of such notes, along with a proportionate amount of the original issue discount and the loan origination costs, were allocated to Paxson Radio based on the use of the proceeds from the issuance of the notes. Interest on the portion of the notes allocated to Paxson Radio accrues to PCC at a rate of 11.625% per annum which, with the amortization of the allocated original issue discount, results in an annual yield of 11.875%. Amounts due to PCC under the allocation of these debt balances mature October 1, 2002. The senior subordinated notes will remain an obligation of PCC upon the sale of the assets of Paxson Radio to Clear Channel.

PAXSON RADIO
(A DIVISION OF PAXSON COMMUNICATIONS CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1996
--------------------------------------------------------------------------------


11.   INCOME TAXES:

      At December 31, 1996, Paxson Radio's deferred tax assets and deferred tax liabilities reflect the tax effect of differences between financial statement carrying amounts and tax bases of assets and liabilities on a separate company basis as follows:



                                                          1996
Deferred tax assets:
  Net operating loss carryforwards                    $10,075,225
  Deferred compensation                                   334,580
  Allowance for doubtful accounts                         240,303
                                                      -----------
                                                       10,650,108
Deferred tax asset valuation
  allowance                                            (8,017,742)
                                                      -----------

Deferred tax assets, net                                2,632,366
  Deferred tax liabilities:
    Tax over book depreciation
      and amortization                                 (2,632,366)
                                                      -----------

    Total                                             $        --
                                                      -----------


      On a separate company basis, Paxson Radio has net operating loss carryforwards for income tax purposes subject to certain carryforward limitations of approximately $26,514,000 at December 31, 1996. Net operating losses amounting to approximately $7,900,000 are limited as to utilization. Management has recorded a valuation allowance for the full amount of Paxson Radio's net deferred tax assets as a result of the uncertainty surrounding the realization of such deferred tax assets on a separate company basis. As a result of such valuation allowance, no deferred tax provision has been recorded in the accounts of Paxson Radio.

      Further limitations on the utilization of Paxson Radio's net operating tax loss carryforwards could result in the event of certain changes in Paxson Radio's ownership.

PAXSON RADIO
(A DIVISION OF PAXSON COMMUNICATIONS CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1996
--------------------------------------------------------------------------------


12.   EMPLOYEE BENEFIT PLANS AND EMPLOYMENT AGREEMENTS:

      Savings and Profit Sharing Plan

      The employees of Paxson Radio participate in the established Paxson Communications Corporation retirement savings and cafeteria plans pursuant to Sections 401(k) and 125 of the Internal Revenue Code. Employer contributions to the retirement savings plan are discretionary. Under the cafeteria plan, employees may elect to participate in health, dental, life and disability insurance benefit plans funded through employee payroll deductions and company contributions.

      These costs are not necessarily indicative of the retirement savings plan costs that would have been incurred if Paxson Radio had operated as a separate entity.

      Stock Incentive Plans

      Certain employees of Paxson Radio participate in the stock incentive plans of Paxson Communications Corporation. In November 1994 and October 1996, Paxson Communications Corporation established the Stock Incentive Plan (the "1994 Plan") and the 1996 Stock Incentive Plan (the "1996 Plan"), respectively, to provide incentives, through issuance of options and restricted stock, to officers, employees and others who perform services for Paxson Communications Corporation. The number of options, exercise prices and exercise dates granted under each plan are at the discretion of PCC's Compensation Committee and may be in the form of either incentive or nonqualified stock options or awards of restricted stock.

      When options are granted, a non cash charge representing the difference between the exercise price and the fair market value of the common stock underlying the vested options on the date of grant is recorded as option plan compensation expense with the balance deferred and amortized over the remaining vesting period. For the year ended December 31, 1996, Paxson Radio recognized approximately $1,782,075 of option plan compensation expense.

      Options granted under the 1994 Plan are pursuant to a five year vesting cycle commencing retroactively to the participant's date of employment or are exercisable in full at the date of grant. Options granted under the 1996 Plan are pursuant to a five year vesting cycle commencing January 1, 1996, if the participant was employed by Paxson Communications Corporation at January 1, 1996 and January 1, 1997, if the participant commenced employment with Paxson Communications Corporation subsequent to January 1, 1996, or, in certain instances, are exercisable in full at date of grant. All options granted expire ten years from the date of grant.

      The cost of these stock incentive plans was allocated to Paxson Radio on a specific identification basis. These costs are not necessarily indicative of the stock option compensation that would have been incurred if Paxson Radio had operated as a separate entity.

PAXSON RADIO
(A DIVISION OF PAXSON COMMUNICATIONS CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1996
--------------------------------------------------------------------------------


      A summary of the activity under Paxson Communications Corporation's 1994 and 1996 stock option plans relating to Paxson Radio for the year ended December 31, 1996 is presented below:



                                                           1996
                                              ----------------------------------
                                                                         WEIGHTED
                                                                         AVERAGE
                                             NUMBER OF                   EXERCISE
                                              OPTIONS                     PRICE
                                              -------                    -------
Outstanding, beginning
  of year                                     400,444                    $  3.42
Granted                                       610,202                       3.29
Forfeited                                          --                         --
Exercised                                      46,928                       2.77
                                              -------                    -------
Outstanding, end of
  year                                        963,718                    $  3.41
                                              -------                    -------

Weighted average fair
  value of options granted
  during the year                                                        $  7.54
                                                                         -------

     The majority of Paxson Radio's option grants have been at exercise prices of $3.42, a price which has historically been below the fair market value of the underlying common stock at the date of grant.

     Fair Value Disclosures

     Had compensation expense under the option plans been determined using the fair value method, Paxson Radio's net loss would have been as follows:



                                         YEAR ENDED
                                         DECEMBER 31,
                                             1996
       Net loss:
          As reported                    $(4,898,603)
          Pro forma                       (5,846,470)


      The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model assuming a dividend yield of 0.0%, expected volatility of 70%, a risk free interest rate of 6% and weighted average expected option terms of 7.5 years or 5 years depending upon the specific grant.

PAXSON RADIO
(A DIVISION OF PAXSON COMMUNICATIONS CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1996
--------------------------------------------------------------------------------


      Outstanding and Exercisable Options




                                                              WEIGHTED
                              DECEMBER 31, 1996                AVERAGE        WEIGHTED
                         ---------------------------          REMAINING       AVERAGE
                           NUMBER         NUMBER             CONTRACTUAL     EXERCISE
      EXERCISE PRICES    OUTSTANDING    EXERCISABLE             LIFE           PRICE
      ---------------    -----------    ------------          ----------    ----------
          $   0.01        13,650           13,650                7.5        $     0.01

          $   3.42       950,068          466,129                7.16       $     3.42


      Employment Agreements

      Paxson Radio has employment agreements with individuals under which the individuals are paid a base salary and may receive annual incentives based on revenue amounts and stock options based on the cash flow of the stations they manage.

13.   FAIR VALUE OF FINANCIAL INSTRUMENTS:

      The estimated fair value of financial instruments has been determined by management using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that Paxson Radio could realize in a current market exchange. The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1996. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and current estimates of fair value may differ significantly from the amounts presented herein. The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate such value:

      Accounts receivable, accounts payable and accrued expenses. The fair values approximate the carrying values due to their short term nature.

      Investments in broadcast properties. The fair value of investments in broadcast properties is estimated based on the net present value of the future cash flows using a discount rate approximating current market rates. The fair value approximates the carrying value.

      Long-term debt and payable to PCC. The fair values of long-term debt and the payable to PCC are estimated based on current market rates and instruments with the same risk and maturities. The fair values approximate the carrying value.

PAXSON RADIO
(A DIVISION OF PAXSON COMMUNICATIONS CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1996
--------------------------------------------------------------------------------


14.   COMMITMENTS AND CONTINGENCIES:

      Paxson Radio incurred total expenses of approximately $3,656,440 for the year ended December 31, 1996 under operating leases for broadcasting facilities and equipment, employment agreements and on-air talent agreements. Future minimum annual payments under these non-cancelable operating leases and agreements, as of December 31, 1996, are as follows:



          1997                          $ 4,047,157
          1998                            3,619,711
          1999                            3,150,912
          2000                            2,010,641
          2001                            1,444,713
          Thereafter                      1,121,343
                                        -----------
                                        $15,394,477
                                        -----------



      Paxson Radio has entered into commitments for radio broadcast rights related to sporting events that are not currently available for broadcast and are therefore not included in the financial statements. Paxson Radio incurred total sports rights expenses of approximately $3,676,000 for the year ended December 31, 1996 and had total commitments of approximately $4,061,000 as of December 31, 1996.

      Acquisition Commitments

      At December 31, 1996, Paxson Radio had agreements to purchase significant assets of, or to enter into time brokerage and financing arrangements with respect to, the following properties, which were subject to various conditions, including the receipt of regulatory approvals. These purchases were completed during 1997 and the related assets will be sold to Clear Channel (see Note 15).



      STATION            MARKET SERVED (1)          COMMITMENT AMOUNT

      PAXSON RADIO:
      WPLL-FM            Ft. Lauderdale, FL (2)     $  55,263,000
      WKES-FM            Tampa, FL (3)                 35,323,000
      WTKS-FM            Orlando, FL (4)               25,000,000
      WFKZ-FM,           Plantation Key, FL (5)         3,500,000
       WAVK-FM and       Marathon, FL
       WKRY-FM           Key West, FL



      (1) Each station is licensed by the FCC to serve a specific community, which is included in the listed market.
      (2) Paxson Radio began operating the station pursuant to a time brokerage agreement on May 1, 1996 and completed the purchase in January 1997 (see Note 15).
      (3) Paxson Radio completed the purchase of this station in July 1997 (see
          Note 15)
      (4) Paxson Radio began operating WTKS-FM pursuant to a time brokerage agreement on June 17, 1996 and completed the purchase in January 1997 (see Note 15).
      (5) Paxson Radio completed the purchase of these stations in May 1997 (see Note 15).

PAXSON RADIO
(A DIVISION OF PAXSON COMMUNICATIONS CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1996
--------------------------------------------------------------------------------


      Legal Proceedings

      Paxson Radio is involved in litigation from time to time in the ordinary course of its business. In the opinion of management, the ultimate resolution of these matters will not have a material effect on Paxson Radio's consolidated financial position or results of operations and cash flows.

15.   SUBSEQUENT EVENTS:

      Purchases of Broadcast Properties

      During 1997, Paxson Radio completed its purchases of WPLL-FM (formerly WSHE-FM), WTKS-FM, WKES-FM, WFKZ-FM, WAVK-FM and WKRY-FM for aggregate cash consideration of $119,086,000.

      Sale to Clear Channel

      On June 23, 1997, PCC announced that it entered into a letter of intent to sell certain assets of its radio business segment, including radio stations under acquisition contracts, to Clear Channel. On August 25, 1997, PCC entered into Asset Purchase Agreements (as amended, the "Asset Purchase Agreements") with Clear Channel and L. Paxson, Inc. ("LPI") pursuant to which PCC agreed to sell substantially all of the assets of its radio business segment, in five groups, and stations under acquisition contracts for approximately $629 million. LPI is controlled by Lowell W. Paxson ("Mr. Paxson"), the Chairman of the Board, Chief Executive Officer and controlling shareholder of PCC. The sale of certain of the assets was structured as a tax free exchange, potentially permitting the PCC to defer the gain on the sale of those assets for tax purposes.

PAXSON RADIO
(A DIVISION OF PAXSON COMMUNICATIONS CORPORATION)
QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                  PAXSON RADIO
                            COMBINED BALANCE SHEETS

                                                 September 30,        December 31,
                                                    1997                 1996
                                                 (Unaudited)              (*)
                                                -------------         ------------
                                ASSETS
CURRENT ASSETS
Accounts receivable, net                        $  17,927,320         $ 20,380,361
Prepaid expenses                                    1,356,314              938,676
                                                -------------         ------------
      Total Current Assets                         19,283,634           21,319,037

Property, Plant and Equipment, net                 53,846,134           43,561,165

Intangible Assets, net                            207,435,366          100,006,662

OTHER ASSETS
  Investments in broadcast properties               2,960,000            4,985,141
  Other assets                                      1,827,799            8,631,188
                                                -------------         ------------
TOTAL ASSETS                                    $ 285,352,933         $178,503,193
                                                =============         ============


                      LIABILITIES AND DIVISIONAL EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities        $   3,272,213         $  5,065,524
Accrued interest                                       24,360              470,504
Current portion of long-term debt                     159,999               35,421
Payable to PCC                                     22,910,031           18,285,696
                                                -------------         ------------
   Total Current Liabilities                       26,366,603           23,857,145

Long-term debt                                        274,995              149,083
Payable to PCC                                             --           16,023,845
Divisional equity                                 258,711,335          138,473,120
                                                -------------         ------------
TOTAL LIABILITIES AND
   DIVISIONAL EQUITY                            $ 285,352,933         $178,503,193
                                                =============         ============

* From audited financial statements

                   See Notes to Combined Financial Statements

PAXSON RADIO
(A DIVISION OF PAXSON COMMUNICATIONS CORPORATION)
QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                  PAXSON RADIO
            COMBINED STATEMENTS OF OPERATIONS AND DIVISIONAL EQUITY
                                  (UNAUDITED)


                                             Nine Months Ended
                                      September 30,         September 30,
                                           1997                 1996
                                       ------------         ------------
Revenues:
  Advertising revenue                  $ 72,136,365         $ 48,421,071
  Retail and other                        2,917,734            1,623,706
  Trade and barter                        3,049,407            2,129,080
                                       ------------         ------------
Total revenues                           78,103,506           52,173,857

Operating expenses:
  Direct                                 21,500,149           14,248,606
  Programming                            13,430,012            8,160,037
  Sales and promotion                     7,542,775            5,046,677
  Technical                               3,136,239            1,899,000
  General and administrative             11,813,653            7,354,889
  Trade and barter                        2,912,722            1,615,707
  Time brokerage agreement fees             226,276            2,386,803
  Sports rights fees                      1,552,833            1,114,826
  Option plan compensation                1,246,000            1,306,107
  Depreciation and amortization          12,101,254            7,681,358
  Corporate overhead allocation           4,059,357            3,866,054
                                       ------------         ------------
Total operating expenses                 79,521,270           54,680,064
                                       ------------         ------------
Operating income (loss)                  (1,417,764)          (2,506,207)

Other (expense):
  Interest expense                       (1,370,765)          (1,504,572)
  Other (expense), net                   (1,033,864)             109,066
                                       ------------         ------------
Net income (loss)                      $ (3,822,393)        $ (3,901,713)
                                       ============         ============


                   See Notes to Combined Financial Statements

PAXSON RADIO
(A DIVISION OF PAXSON COMMUNICATIONS CORPORATION)
QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                  PAXSON RADIO
                       COMBINED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                         Nine Months Ended
                                                  September 30,         September 30,
                                                      1997                  1996
                                                 -------------         -------------
Cash flows from operating activities:
  Net income (loss)                              $  (3,822,393)        $  (3,901,713)
  Adjustments to reconcile net income
    to net cash provided by operating
    activities:
    Depreciation and amortization                   12,101,254             7,681,358
    Changes in assets and liabilities:
      Decrease (increase) in accounts
        receivable, net                              2,453,041            (4,378,582)
      Increase in prepaid expense                     (417,638)             (427,067)
      Decrease (increase) in other assets            6,803,389              (329,799)
      (Decrease) increase in accounts
        payable and accrued liabilities             (1,793,311)            1,044,533
      (Decrease) increase in accrued
        interest                                      (446,144)              470,505
      Decrease in related party liability                  --               (127,074)
                                                 -------------         -------------
        Net cash provided by operating
          activities                                14,878,198                32,161

Cash flows from investing activities:
  Acquisition and purchases of
    broadcasting and billboard properties         (129,814,927)          (56,756,002)
  Decrease (increase) in investments in
    broadcast properties                             2,025,141              (500,000)
                                                 -------------         -------------
      Net cash flows used in investing
        activities                                (127,789,786)          (57,256,002)

Cash flows from financing activities:
  Contributions of capital by PCC                  124,060,608            64,258,498
  Decrease in payable to PCC                       (11,399,510)           (6,382,067)
  Proceeds from issuance of
    long-term debt                                     587,125               756,761
  Repayments of long-term debt                        (336,635)             (139,674)
                                                 -------------         -------------
   Net cash provided by financing
     activities                                    112,911,588            58,493,518
                                                 -------------         -------------
  Increase in cash and cash equivalents                     --             1,269,677

Cash at beginning of period                                 --                    --
                                                 -------------         -------------
Cash at end of period                            $          --         $   1,269,677
                                                 =============         =============

                   See Notes to Combined Financial Statements

PAXSON RADIO
(A DIVISION OF PAXSON COMMUNICATIONS CORPORATION)
QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                  PAXSON RADIO
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

Note 1:  PREPARATION OF INTERIM FINANCIAL STATEMENTS

     The combined financial statements have been prepared by Paxson Radio pursuant to the rules and regulations of the Securities and Exchange
Commission ("SEC") and, in the opinion of management, include all adjustments (consisting only of normal recurring accruals and adjustments necessary for adoption of new accounting standards) necessary to present fairly the results of the interim periods shown. Certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted pursuant to such SEC rules and regulations. Management believes that the disclosures made are adequate to make the information presented not misleading. The results for the interim periods are not necessarily indicative of results for the full year. The financial statements contained herein should be read in conjunction with the audited combined financial statements and notes thereto dated December 31, 1996 included in Item 7(a).

     The combined financial statements include the assets, liabilities, revenues and expenses relating to those assets purchased by Clear Channel Communications from Paxson Communications Corporation ("PCC").

Note 2:  RECENT ACCOUNTING PRONOUNCEMENTS

In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings Per Share, which is required to be adopted (but may not be adopted early) for fiscal years ending after December 15, 1997, which is applicable to Paxson Radio's fiscal year ended December 31, 1997.

Also in February 1997, the Financial Accounting Standards Board issued Statement No. 129, Disclosure of Information about Capital Structure, which is effective for fiscal years ending after December 15, 1997. Statement 129 requires an explanation, in summary form within the financial statements, of the pertinent rights, privileges, and characteristics of the Paxson Radio's various outstanding securities.

In June 1997, the Financial Accounting Standards Board issued Statement No. 130, Reporting Comprehensive Income, which is effective for fiscal years beginning after December 15, 1997. This Statement establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements.

Also in June 1997, the Financial Accounting Standards Board issued Statement No. 131, Disclosures about Segments of an Enterprise and Related Information, which is effective for fiscal years beginning after December 15, 1997. This Statement establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders.

PAXSON RADIO
(A DIVISION OF PAXSON COMMUNICATIONS CORPORATION)
QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

Note 3:  RECENT DEVELOPMENTS

         During the nine months ended September 30, 1997, Paxson Radio acquired the assets of certain broadcast properties including:


                                                                               Acquisition/
     Acquisition                                                                Investment
        Date                   Station/Network                Market              Amount
        ----                   ---------------                ------              ------
January 10, 1997                 WPLL-FM                      Miami             $54,454,000
January 31, 1997                 WTKS-FM                      Orlando            25,800,000
July 11, 1997                    WKES-FM                      Tampa              35,323,000
May 7, 1997                      WKRY-FM, WFKZ-FM             Florida Keys        3,509,000
                                  and WAVK-FM

(b) Pro forma financial information:

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements give effect to the acquisition of Paxson Radio, herein after referred to as ("the Acquisition"). For accounting purposes the Acquisition has been accounted for as a purchase of Paxson Radio by the Company; accordingly the assets of Paxson Radio have been adjusted to their estimated fair values based upon a preliminary purchase price allocation.

The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 1997 and for the year ended December 31, 1996 give effect to the Acquisition as if it had occurred at the beginning of each period presented. The unaudited pro forma condensed consolidated balance sheet at September 30, 1997 gives effect to the Acquisition as if it occurred on September 30, 1997.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of The Company as filed in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, and the historical financial statements of Paxson Radio included under Item 7 (a).

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the actual results of operations or financial position that would have occurred had the Acquisition and transactions of The Company and Paxson Radio occurred on the dates indicated nor are they necessarily indicative of future operating results or financial position.

                       CLEAR CHANNEL COMMUNICATIONS, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                             (Dollars in Thousands)

                               September 30, 1997



                                                                                         Clear Channel and
                                       Clear Channel    Paxson Radio      Pro Forma        Paxson Radio
                                        Historical       Historical       Adjustment (1)    Pro Forma
                                        -----------      -----------      -----------      -----------
ASSETS
Current assets:
Cash and cash equivalents               $    35,178      $        --      $        --      $    35,178
Accounts receivable, net                    126,756           17,927               --          144,683
Film rights - current                        16,124               --               --           16,124
Other current assets                             --            1,356           (1,356)              --
                                        -----------      -----------      -----------      -----------
Total Current Assets                        178,058           19,283           (1,356)         195,985

Property, plant & equipment, net            667,831           53,846               --          721,677

Intangible assets:
Network affiliation agreements               33,727               --               --           33,727
Licenses and goodwill                     1,601,062          240,078          317,149        2,158,289
Covenants not-to-compete                     24,592               --               --           24,592
Other intangible assets                      13,002               --               --           13,002
                                        -----------      -----------      -----------      -----------
                                          1,672,383          240,078          317,149        2,229,610
Less accumulated amortization              (120,198)         (32,642)          32,642         (120,198)
                                        -----------      -----------      -----------      -----------
                                          1,552,185          207,436          349,791        2,109,412
Other assets:
Deferred tax asset                           10,520               --               --           10,520

Film rights - noncurrent, net
  of accumulated amortization                16,182               --               --           16,182
Equity investments in, and advances
  to, nonconsolidated affiliates            273,326               --               --          273,326
Other assets                                 65,760            1,828           (1,828)          65,760
Other investments                            27,343            2,960           (2,960)          27,343
                                        -----------      -----------      -----------      -----------
TOTAL ASSETS                            $ 2,791,205      $   285,353      $   343,647      $ 3,420,205
                                        ===========      ===========      ===========      ===========

                                                                                              Clear Channel and
                                           Clear Channel     Paxson Radio       Pro Forma      Paxson Radio
                                             Historical       Historical       Adjustment (1)    Pro Forma
                                             -----------      -----------      -----------      -----------
LIABILITIES
Current liabilities:
Accounts payable                             $    12,877      $     3,272      $    (3,272)     $    12,877
Accrued interest                                   2,037               24              (24)           2,037
Accrued expenses                                  37,523               --               --           37,523
Accrued income and other taxes                     3,742               --               --            3,742
Deferred income                                    1,380               --               --            1,380
Current portion of long-term debt                 13,067              160             (160)          13,067
Current portion of film rights liability          16,989               --               --           16,989
Payable due to Paxson Corp.                           --           22,911          (22,911)              --
                                             -----------      -----------      -----------      -----------
Total Current Liabilities                         87,615           26,367          (26,367)          87,615

Long-term debt                                   897,588              275          628,725        1,526,588
Film rights liability                             17,857               --               --           17,857
Deferred income taxes                             15,840               --               --           15,840
Deferred income - long-term                       10,075               --               --           10,075
Other liabilities                                 43,241               --               --           43,241
Minority interest                                 21,113               --               --           21,113

Shareholders' equity:
Preferred stock                                       --               --               --               --
Common stock                                       9,809               --               --            9,809
Additional paid-in capital                     1,540,072               --               --        1,540,072
Retained earnings                                147,356               --               --          147,356
Divisional equity                                     --          258,711         (258,711)              --
Other                                              1,226               --               --            1,226
Cost of shares held in treasury                     (587)              --               --             (587)
                                             -----------      -----------      -----------      -----------
Total Shareholders' Equity                     1,697,876          258,711         (258,711)       1,697,876
                                             -----------      -----------      -----------      -----------
TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY                         $ 2,791,205      $   285,353      $   343,647      $ 3,420,205
                                             ===========      ===========      ===========      ===========

                       CLEAR CHANNEL COMMUNICATIONS, INC.
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS

                     (In thousands, except per share data)

                          Year ended December 31, 1996


                                                                               Clear Channel
                                     Clear Channel Eller Media    Pro Forma     Eller Media
                                      Historical    Historical    Adjustment(2) Pro Forma
                                       ---------     ---------     --------     ---------
Net revenue                            $ 351,739     $ 237,032           --     $ 588,771
Operating expenses                       198,332       141,839           --       340,171
Depreciation and amortization             45,790        40,269       23,895       109,954
Corporate general and admin expense        8,527        10,204           --        18,731
                                       ---------     ---------     --------     ---------
Operating income (loss)                   99,090        44,720      (23,895)      119,915
Interest expense                          30,080        35,626       10,071        75,777
Other income (expense)                     2,230        (6,721)          --        (4,491)
                                       ---------     ---------     --------     ---------
Income (loss) before income taxes         71,240         2,373      (33,966)       39,647
Income tax (expense) benefit             (28,386)         (977)       5,259       (24,104)
                                       ---------     ---------     --------     ---------
Income (loss) before equity in net
  income (loss) of, and other income
  from, nonconsolidated affiliates        42,854         1,396      (28,707)       15,543
Equity in net income (loss) of, and
  other income from, nonconsolidated
  affiliates                              (5,158)           --           --        (5,158)
                                       ---------     ---------     --------     ---------
Income (loss) from continuing
  operations                           $  37,696     $   1,396     $(28,707)    $  10,385
                                       =========     =========     ========     =========
Income (loss) from continuing
  operations per common share          $     .50                                $     .13

Weighted average common
  and common share
  equivalents outstanding                 74,649                      7,835        82,484
                                       =========                  =========     =========



                                                                       Clear Channel,
                                                                      Eller Media and
                                           Paxson Radio   Pro Forma    Paxson Radio
                                           Historical     Adjustment(4) Pro Forma
                                            ---------     ---------     ---------
Net revenue                                 $  81,710     $      --     $ 670,481
Operating expenses                             69,415        (1,782)      407,804
Depreciation and amortization                  10,203        17,037       137,194
Corporate general and admin expense             5,155        (5,155)       18,731
                                            ---------     ---------     ---------
Operating income (loss)                        (3,063)      (10,100)      106,752
Interest expense                                1,999        36,999       114,775
Other income (expense)                            163            --        (4,328)
                                            ---------     ---------     ---------
Income (loss) before income taxes              (4,899)      (47,099)      (12,351)
Income tax (expense) benefit                       --        18,840        (5,264)
                                            ---------     ---------     ---------
Income (loss) before equity in net
  income (loss) of, and other income
  from, nonconsolidated affiliates             (4,899)      (28,259)      (17,615)
Equity in net income (loss) of, and
  other income from, nonconsolidated
  affiliates                                       --            --        (5,158)
                                            ---------     ---------     ---------
Income (loss) from continuing
  operations                                $  (4,899)    $ (28,259)    $ (22,773)
                                            =========     =========     =========
Income (loss) from continuing
  operations per common share                                           $    (.28)
                                                                        =========
Weighted average common
  and common share
  equivalents outstanding                                                  82,484
                                                                        =========

                      Nine Months ended September 30, 1997


                                                                               Clear Channel
                                      Clear Channel  Eller Media  Pro Forma     Eller Media
                                        Historical   Historical   Adjustment(3) Pro Forma
                                        ---------     --------     --------     ---------
Net revenue                             $ 469,176     $ 56,642           --     $ 525,818
Operating expenses                        266,542       33,804           --       300,346
Depreciation and amortization              80,216       10,547     $  5,974        96,737
Corporate general and admin. expense       13,699        2,318           --        16,017
                                        ---------     --------     --------     ---------
Operating income (loss)                   108,719        9,973       (5,974)      112,718
Interest expense                           51,804        8,565        2,518        62,887
Other income (expense)                      7,641       (4,082)          --         3,559
                                        ---------     --------     --------     ---------
Income (loss) before income taxes          64,556       (2,674)      (8,492)       53,390
Income tax (expense) benefit              (31,642)          (3)       1,315       (30,330)
                                        ---------     --------     --------     ---------
Income (loss) before equity in net
  income (loss) of,and other income
  from, nonconsolidated affiliates         32,914       (2,677)      (7,177)       23,060
Equity in net income(loss) of, and
  other income from, nonconsol-
  idated affiliates                         8,388           --           --         8,388
                                        ---------     --------     --------     ---------
Income (loss) from continuing
  operations                            $  41,302     $ (2,677)    $ (7,177)    $  31,448
                                        =========     ========     ========     =========
Income (loss) from continuing
operations per common share             $     .47                               $     .35
                                        =========                               =========
Weighted average common
  and common share
  equivalents outstanding                  87,564                     3,303        90,867
                                        =========                  ========      ========





                                                                       Clear Channel
                                                                      Eller Media and
                                       Paxson Radio  Pro Forma         Paxson Radio
                                       Historical    Adjustment(5)     Pro Forma
                                        --------     --------          ---------
Net revenue                             $ 78,104     $     --          $ 603,922
Operating expenses                        63,362       (1,246)           362,462
Depreciation and amortization             12,101        9,377            118,215
Corporate general and admin. expense       4,059       (4,059)            16,017
                                        --------     --------          ---------
Operating income (loss)                   (1,418)      (4,072)           107,228
Interest expense                           1,370       29,276             93,533
Other income (expense)                    (1,034)          --              2,525
                                        --------     --------          ---------
Income (loss) before income taxes         (3,822)     (33,348)            16,220
Income tax (expense) benefit                  --       13,339            (16,991)
                                        --------     --------          ---------
Income (loss) before equity in net
  income (loss) of,and other income
  from, nonconsolidated affiliates        (3,822)     (20,009)              (771)
Equity in net income(loss) of, and
  other income from, nonconsol-
  idated affiliates                           --           --              8,388
                                        --------     --------          ---------
Income (loss) from continuing
  operations                            $ (3,822)    $(20,009)         $   7,617
                                        ========     ========          =========
Income (loss) from continuing
operations per common share                                            $     .08
                                                                       =========
Weighted average common
  and common share
  equivalents outstanding                                                 90,867
                                                                       =========

                                 CLEAR CHANNEL
                               NOTES TO UNAUDITED
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


(1) Represents the pro forma effect of the acquisition of Paxson Radio. Adjustments to reflect the application of the purchase method of accounting and the payment of the related consideration as if the acquisition had been consummated September 30, 1997 are as follows:

                                                      Increase
                                                     (Decrease)
                                                     ----------
Other current assets                                 $  (1,356)
Licenses and goodwill                                  317,149
Accumulated amortization                                32,642
Other assets                                            (1,828)
Other investments                                       (2,960)
Accounts payable                                        (3,272)
Accrued interest                                           (24)
Current portion of long-term debt                         (160)
Payable due to Paxson Corp.                            (22,911)
Long-term debt                                         628,725
Divisional equity                                     (258,711)

                                 CLEAR CHANNEL
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                     CONSOLIDATED STATEMENTS OF OPERATIONS

ELLER MEDIA ACQUISITION
YEAR ENDED DECEMBER 31, 1996

(2) Represents the pro forma effect of the acquisition of Eller Media assuming it was acquired January 1, 1996.


                                                                                               Increase
                                                                                              (Decrease)
                                                                                                Income
                                                                                             (in Thousands)
                                                                                             -------------
   (a)  Increase in amortization of goodwill of $20,818 resulting from the additional goodwill created by the acquisition and a decrease in amortizable life from 40 years (Eller Media) to 25 years (Clear
        Channel) and additional depreciation of $3,077 related to the
        adjustment of fixed assets to fair value.                                               $(23,895)

   (b)  Increase in interest expense due to a higher amount of average debt outstanding which was partially offset by a lower average interest rate
        (6.2% average rate for Clear Channel and 8.8% for Eller Media in 1996).                  (10,071)

   (c)  Tax effect of the above adjustments to depreciation and interest expense
        at Clear Channel's effective tax rate of 40%                                               5,259

   (d)  Increase in weighted average common and common share equivalents outstanding resulting from the issuance of shares of Clear Channel's common stock and the issuance of options to purchase shares of Clear
        Channel's common stock to shareholders of Eller Media to effect the
        acquisition.                                                                               7,835


Clear Channel granted to the former Eller Media stockholders certain demand and piggyback registration rights relating to the shares of common stock received by them. The holders of the approximately 7% of the outstanding capital stock of Eller Media, not purchased by Clear Channel, have the right to put such stock to Clear Channel for 1,081,469 shares of Clear Channel's common stock until April 10, 2002. From and after April 10, 2004, Clear Channel will have the right to call in this minority interest stake in Eller Media for 1,081,469 shares of its common stock. If such right would have been exercised on April 10, 1997, Clear Channel would have issued additional shares of its common stock with an aggregate value of $48.5 million (assuming a price of $44.8625 per share) and recorded a corresponding increase in goodwill. The annual amortization of goodwill associated therewith would decrease Clear Channel's net income by $1.9 million or $.02 per share; however such would have no effect on after tax cash flow. A $1 per share change in the market price of Clear Channel's common stock would cause a $1.1 million change in goodwill.

The pro forma statement of operations excludes the effect of nonrecurring charges related to the acquisition.

NINE MONTHS ENDED SEPTEMBER 30, 1997

(3) Represents the pro forma effect of the acquisition of Eller Media assuming it was acquired January 1, 1997.



                                                                                                    Increase
                                                                                                   (Decrease)
                                                                                                     Income
                                                                                                 (in Thousands)
                                                                                                  ------------
(a)     Increase in amortization of goodwill of $5,205 resulting from the additional goodwill created by the acquisition and a decrease in amortizable life from 40 years (Eller Media) to 25 years (Clear
        Channel) and additional depreciation of $769 related to the adjustment
        of fixed assets to fair value.                                                                $(5,974)

(b)     Increase in interest expense due to a higher amount of average debt outstanding which was partially offset by a lower average interest rate
        (6% average rate for Clear Channel and 8.8% for Eller Media during the
        first three months of 1997).                                                                   (2,518)

(c)     Tax effect of the above adjustments to depreciation and interest expense
        at Clear Channel's effective tax rate of 40%                                                    1,315

(d)     Increase in weighted average common and common share equivalents outstanding resulting from the issuance of shares of Clear Channel's common stock and the issuance of options to purchase shares of Clear
        Channel's common stock to shareholders of Eller Media to effect the
        acquisition.                                                                                    3,303



PAXSON RADIO ACQUISITION
YEAR ENDED DECEMBER 31, 1996

(4) Represents the pro forma effect of the acquisition of Paxson Radio assuming it was acquired January 1, 1996



                                                                                                    Increase
                                                                                                   (Decrease)
                                                                                                     Income
                                                                                                 (in Thousands)
                                                                                                  ------------
(a)     Elimination of option plan compensation expense resulting from the elimination
        of the plan.                                                                                   1,782

(b)     Increase in amortization expense resulting from the additional goodwill created
        by the acquisition.                                                                         $(17,037)

(c)     Elimination of corporate general and administrative expenses resulting from the
        elimination of the Paxson corporate office.                                                    5,155

(d)     Increase in interest expense (at an average interest rate of 6.2% in
        1996) due to additional borrowing on the Company's credit facility to
        finance the acquisition cost.                                                                (36,999)

(e)     Tax effect of the above adjustments at the Company's effective tax rate of 40%                18,840




NINE MONTHS ENDED SEPTEMBER 30, 1997

(5) Represents the pro forma effect of the acquisition of Paxson assuming it was acquired January 1, 1997


                                                                                                    Increase
                                                                                                   (Decrease)
                                                                                                     Income
                                                                                                 (in Thousands)
                                                                                                  ------------
(a)     Elimination of option plan compensation expense resulting from the elimination
        of the plan.                                                                                  1,246

(b)     Increase in amortization expense resulting from the additional goodwill created
        by the acquisition.                                                                         $(9,377)

(c)     Elimination of corporate general and administrative expenses resulting from the
        elimination of the Paxson corporate office.                                                   4,059

(d)     Increase in interest expense (at an average interest rate of 6.5% for the first nine months of 1997) due to additional borrowing on the Company's credit facility
        to finance the acquisition cost.                                                            (29,276)

(e)     Tax effect of the above adjustments at the Company's effective tax rate of 40%               13,339

(c) Index to Exhibits

2.1      --      Asset Purchase Agreement by and among Paxson Communications
                 Corporation, Clear Channel Metroplex, Inc., Clear Channel
                 Metroplex Licenses, Inc., and Clear Channel Communications,
                 Inc., dated August 25, 1997. (Incorporated by reference to the Registrant's Amendment No. 1 to Form S-3 Reg No. 333-33371 dated September 2, 1997.)


2.2      --      Asset Purchase Agreement by and among Paxson Communications
                 Corporation, L. Paxson, Inc., Clear Channel Metroplex, Inc.,
                 Clear Channel Metroplex Licenses, Inc., and Clear Channel
                 Communications, Inc., dated August 25, 1997. (Incorporated by reference to the Registrant's Amendment No. 1 to Form S-3 Reg
                 No. 333-33371 dated September 2, 1997.)


2.3      --      Amendment, dated October 1, 1997, to Asset Purchase Agreement by and among Paxson Communications Corporation, Clear Channel
                 Metroplex, Inc., Clear Channel Metroplex Licenses, Inc., and
                 Clear Channel Communications, Inc., dated August 25, 1997.
                 (Filed herewith.)

23       --      Consent of Price Waterhouse LLP.  (Filed herewith)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clear Channel Communications, Inc.

Date              December 22, 1997            By:      /s/L. LOWRY MAYS
                                                        ----------------------
                                               L. Lowry Mays, Chairman/
                                               Chief Executive Officer

Date              December 22, 1997            By:      /s/HERBERT W. HILL, Jr.
                                                        ----------------------
                                               Herbert W. Hill, Jr.
                                               Senior Vice President/
                                               Chief Accounting Officer

                                 EXHIBIT INDEX


2.1      --      Asset Purchase Agreement by and among Paxson Communications
                 Corporation, Clear Channel Metroplex, Inc., Clear Channel
                 Metroplex Licenses, Inc., and Clear Channel Communications,
                 Inc., dated August 25, 1997. (Incorporated by reference to the
                 Registrant's Amendment No. 1 to Form S-3 Reg No. 333-33371
                 dated September 2, 1997.)


2.2      --      Asset Purchase Agreement by and among Paxson Communications
                 Corporation, L. Paxson, Inc., Clear Channel Metroplex, Inc.,
                 Clear Channel Metroplex Licenses, Inc., and Clear Channel
                 Communications, Inc., dated August 25, 1997. (Incorporated by reference to the Registrant's Amendment No. 1 to Form S-3 Reg
                 No. 333-33371 dated September 2, 1997.)


2.3      --      Amendment, dated October 1, 1997, to Asset Purchase Agreement by and among Paxson Communications Corporation, Clear Channel
                 Metroplex, Inc., Clear Channel Metroplex Licenses, Inc., and
                 Clear Channel Communications, Inc., dated August 25, 1997.
                 (Filed herewith.)

23       --      Consent of Price Waterhouse LLP. (Filed herewith.)
